UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025
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SiTime Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39135	02-0713868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5451 Patrick Henry Drive
Santa Clara, California		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 328-4400
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SITM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2025 Mr. Tom Yiu, a Class II director of the Board of Directors (the “Board”) of SiTime Corporation (the “Company”) notified the Board of his intention to resign as a member of the Board, effective as of immediately prior to the appointment of his successor to the Board. Mr. Yiu’s resignation was not the result of a disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, or practices.

On October 16, 2025, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Ganesh Moorthy as a Class I director for a term expiring at the Company’s 2026 Annual Meeting of Stockholders, effective immediately. Mr. Moorthy’s appointment fills the vacancy created by Mr. Yiu’s resignation.
There is no arrangement or understanding between Mr. Moorthy and the Company or any other persons pursuant to which Mr. Moorthy was selected as a director. Additionally, there are no transactions involving the Company and Mr. Moorthy that the Company would be required to report pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Mr. Ganesh Moorthy, age 65, has served as the Chair of the board of directors of Ralliant Corporation (“Ralliant”), a global test and measurement and safety, and sensor systems company, since June 2025. Mr. Moorthy served as the Chair Designate for Ralliant from February 2025 to June 2025, prior to Ralliant’s spin-out from Fortive Corporation in June 2025. Mr. Moorthy served as the President and Chief Executive Officer of Microchip Technology Inc. (“Microchip”), a semiconductor company, from March 2021 to November 2024 when he retired from these roles and served as a member of the board of directors of Microchip from January 2021 to November 2024. He served as President and Chief Operating Officer of Microchip, from February 2016 to February 2021, and served in various leadership roles at Microchip between November 2001 and February 2016. Since December 2023, Mr. Moorthy has served as a member of the boards of directors of Celanese Corporation, a global chemical and specialty materials company, and Ayar Labs, Inc., a privately held optical I/O solutions company. Mr. Moorthy served as a member of the board of directors of Rogers Corporation, a specialty materials company, from July 2013 to January 2024. Mr. Moorthy holds a B.S. in Physics from the University of Bombay, a B.S. in Electrical Engineering from the University of Washington, and an MBA, Marketing, from National University.

For his service on the Board, Mr. Moorthy will be compensated pursuant to the Company’s Independent Director Compensation Policy (the “Policy”), which is attached as Exhibit 10.36 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the Commission on May 8, 2025 (File No. 001-39135). As set forth in the Policy, Mr. Moorthy’s compensation consists of a cash retainer for service on the Board, as well as a one-time initial restricted stock unit (“RSU”) award and a one-time initial prorated RSU award upon his appointment to the Board, and an additional RSU award to be granted on the first business day following the conclusion of each annual meeting of stockholders following his appointment, including the 2026 Annual Meeting of Stockholders.

In connection with his appointment to the Board, the Company and Mr. Moorthy entered into a letter agreement (the “Letter Agreement”). A copy of the Letter Agreement is filed and attached hereto as Exhibit 10.1 and is incorporated herein by reference. In addition, Mr. Moorthy has entered into the Company’s standard form of indemnity agreement, which is attached as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the Commission on February 16, 2021 (File No. 001-39135).

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the resignation of Mr. Yiu and the appointment of Mr. Moorthy is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement dated October 16, 2025 between SiTime Corporation and Mr. Ganesh Moorthy

99.1	Press Release of SiTime Corporation dated October 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SiTime Corporation

Date:	October 17, 2025	By:	/s/ Vincent P. Pangrazio
Vincent P. Pangrazio
Executive Vice President, Chief Legal Officer and Corporate Secretary